Exhibit 10.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by

HUNT COMPANIES FINANCE TRUST, INC.

and

OREC INVESTMENT HOLDINGS, LLC

DATED AS OF JANUARY 3, 2020

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of January 3, 2020 (this “Agreement”), between Hunt Companies Finance Trust, Inc., a Maryland corporation (the “Company”) and OREC Investment Holdings, LLC, a Delaware limited liability company (“ORIX”).

RECITALS

WHEREAS, the Company and ORIX entered into a Securities Purchase Agreement, dated as of the date hereof, (“Securities Purchase Agreement”) for the purchase of 1,246,719 of shares of the Company’s Common Stock;

WHEREAS, the Securities Purchase Agreement provides that the Company shall grant registration rights to ORIX as set forth herein; and

WHEREAS, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company that the Company enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto further covenant and agree as follows:

SECTION 1. Definitions. The following terms have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. No holder of Registrable Securities nor any of its Affiliates shall be deemed to be an “Affiliate” of the Company for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Board” shall have the meaning set forth in the Recitals to this Agreement.

“Common Stock” shall mean the common stock, par value $0.01, of the Company, any securities into which such shares of common stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of common stock.

“Company” shall have the meaning set forth in the Preamble to this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, or any similar successor statute, as in effect at the time.

“Indemnified Beneficiary” shall have the meaning assigned to such term in Section 11(c) of this Agreement.

“Indemnified Party” shall have the meaning assigned to such term in Section 11(a) of this Agreement.

“Indemnified Person(s)” shall have the meaning assigned to such term in Section 11(b) of this Agreement.

“Independent Directors” shall mean the members of the Board who are not officers or employees of the Shareholder or any Affiliate thereof and who otherwise are “independent” in accordance with the rules of the NYSE or such other securities exchange on which the Common Stock are listed.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or other enterprise, or any governmental or political subdivision or agency, bureau, department or instrumentality thereof.

“register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” shall mean the shares of Common Stock issued to Shareholder pursuant to the Securities Purchase Agreement, any and all shares of Common Stock owned or hereafter acquired by Shareholder and any other securities issued or issuable with respect to such shares of Common Stock by way of share split, share dividend, recapitalization, exchange or similar event or otherwise.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, or any similar successor statute, as in effect at the time.

“Securities Purchase Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Shareholder” means ORIX or its permitted assigns, as the case may be.

“Violation” shall have the meaning assigned to such term in Section 11(a) of this Agreement.

SECTION 2. Request for Registration (Demand Registration).

(a)       Subject to Section 2(c), upon the written request from the Shareholder that the Company file a registration statement on an appropriate form under the Securities Act covering some or all of the registration of the Registrable Securities then owned by the Shareholder, then the Company shall file as soon as reasonably practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Securities Act covering such Registrable Securities.

(b)       Notwithstanding the foregoing, if the Company shall furnish to the Shareholder requesting a registration statement pursuant to this Section 2, a certificate signed by the chief investment officer or another responsible officer of the Company stating that in the good faith judgment of a majority of the Independent Directors, the filing of such registration statement would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company, or that would be materially detrimental to the Company and its stockholders because such filing would (A) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Shareholder; provided, however, that the Company may not utilize this right more than twice in any twelve (12)-month period.

(c)       Shareholder shall have the right to request registration pursuant to this Section 2 an aggregate of two (2) times in any twelve (12)-month period; provided, that each such registration remain effective under the Securities Act until the earlier of (1) an aggregate of ninety (90) days after the effective date thereof and (2) the consummation of the distribution by the holders participating in such registration of all of the Registrable Securities covered thereby.

(d)       In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2 for the Shareholder during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 3 hereof; provided, however, that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statements to become effective.

SECTION 3. Company Registration (Piggyback Registration).

If the Company, directly or indirectly through an Affiliate established for such purpose, proposes to register (including for this purpose a registration effected by the Company for equity owners other than the Shareholder) any of its Common Stock under the Securities Act in connection with a public offering of such Common Stock (other than pursuant to a registration statement on Form S-8 or any successor to such Form), the Company shall, at such time, promptly give Shareholder written notice of such registration setting forth the date on which the Company proposes to file such registration statement (which date shall be no earlier than thirty (30) days from the date of such notice). Upon the written request of Shareholder given within twenty (20) days after sending such notice by the Company in accordance with Section 12(l), the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each Shareholder has requested to be registered and take any and all other actions reasonably necessary under United States federal or state laws or otherwise to permit such Shareholder to effect the proposed sale or other disposition of such Registrable Securities. The Company shall have the right to terminate or withdraw any registration statement contemplated by this Section 3, whether or not Shareholder has elected to include any Registrable Securities in such registration.

If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Securities included in a Piggyback Registration informs the Company and each Shareholder that has requested to participate in such Piggyback Registration, in writing that, in its or their opinion, the number of securities which such Shareholder and any other Persons intend to include in such offering in accordance with the terms of this Section 3 exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be (i) first, 100% of the securities that the Company or any Person (other than a Shareholder) who exercised a contractual right to demand registration, as the case may be, proposes to sell; and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect on such registration, which such number shall be allocated pro rata among the Shareholders and any other Person to whom the Company has a contractual obligation on the date hereof to include in any such registration based on the relative number of the securities requested to be registered by such holders.

SECTION 4. Obligations of the Company. Whenever required under Sections 2 or 3 to effect the registration of any Registrable Securities, the Company shall:

(a)       Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the completion of the distribution contemplated in the registration statement; provided, however, that before filing such registration statement or amendments thereto, the Company will furnish to the Shareholder copies of all such documents proposed to be filed and afford Shareholder a reasonable opportunity to comment thereon;

(b)       Subject to Section 4(a) above, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition set forth in the applicable registration statement;

(c)       Furnish to the holders of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)       Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders of Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

(e)       In the event of any underwritten public offering, use all commercially reasonable efforts to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and, in connection therewith, the Company shall cooperate with the underwriter and shall attend such meetings and travel to such places to aid in the marketing of such underwritten public offering as the underwriter may reasonably request;

(f)       Notify each participating Shareholder at any time when the Company is notified or becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)       Use all commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereto be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)       Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(i)       In the event of an underwritten public offering, use all commercially reasonable efforts to obtain, at the request of any holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration effected pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities; and

(j)       Take such other customary and reasonable actions as a Shareholder may reasonably request in order to facilitate the distribution of its Registrable Securities.

SECTION 5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Shareholder’s Registrable Securities; provided, however, that under no circumstances will a Shareholder be obligated to make representations or provide indemnities except with respect to information reasonably required with respect to itself, the securities proposed to be sold by it and the intended method of disposition of such securities by such Shareholder, or such other representations as required by law.

SECTION 6. Expenses of Registration. All expenses (other than underwriting discounts and commissions, which shall be borne by the Shareholder) incurred in connection with registrations, filings or qualifications pursuant to Sections 2 or 3, including (without limitation) all registration, filing and qualification fees, SEC and state “Blue Sky” filings, printers’ and accounting fees (including the cost of “cold comfort” letters, if required), fees and disbursements of counsel for the Company and fees and disbursements of one counsel for all the holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the initiating Shareholder (in which case all participating holders shall severally and proportionally bear such expenses), unless the initiating Shareholder agrees to forfeit its right to one demand registration pursuant to Section 2 for each such withdrawal.

SECTION 7. Underwriting Requirements. Notwithstanding anything herein to the contrary, in connection with any offering involving an underwriting of equity interests of the Company, the Company shall not be required under Sections 2 or 3 to include any of a Shareholder’s Registrable Securities in such underwriting unless (i) in the case of registrations under Section 2, after such Shareholder’s reasonable opportunity to review and comment on the terms of the underwriting proposed by the underwriter, such Shareholder accepts the terms of the underwriting as agreed upon among the Company, such Shareholder and the underwriter, or (ii) in the case of registrations under Section 3, such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, however, that under no circumstances will the Shareholder be obligated to make representations or provide indemnities except with respect to information reasonably required to be furnished pursuant to Section 5 or such other representations as required by law.

SECTION 8. Delay of Registration. Shareholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 9. Market Stand-Off Agreement. The Company and Shareholder agree, in the event requested by the managing underwriter(s) in connection with an underwritten public offering of securities of the Company, (a) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company of the same or a similar class as the securities of the Company that are the subject of such underwritten public offering (other than those securities included in such public offering) without the prior written consent of the managing underwriter(s) for a period equal to the shorter of (i) forty-five (45) days in the case of any underwritten public offering and (ii) the period requested by the managing underwriter(s); and (b) to execute an agreement reflecting (a) above as may be reasonably requested by such managing underwriter(s).

SECTION 10. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

(a)       To the full extent permitted by law, the Company will indemnify and hold harmless Shareholder, and each officer, director, employee, Affiliate and each Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act (any of the foregoing Persons, an “Indemnified Party”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under any state securities law; and, the Company will pay to each Indemnified Party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); provided further, however, that the Company shall not be liable to an Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is directly based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Indemnified Party pursuant to Section 5 for use in connection with such registration, or which results from the failure of an Indemnified Party to deliver a final, amended or supplemental prospectus that was furnished to such Indemnified Party and required to be delivered if the Violation would not have occurred if the delivery by such Indemnified Party had been made.

(b)       To the full extent permitted by law, each Shareholder that is selling Registrable Securities, will indemnify and hold harmless the Company, each of its directors, officers, employees and Affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other holder selling securities in such registration statement and any controlling Person of any such other holder (any of the foregoing Persons, an “Indemnified Person(s)”), against any losses, claims, damages or liabilities (joint or several) to which any of such Indemnified Persons may become subject under the Securities Act, the Exchange Act or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are directly based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder pursuant to Section 5 for use in connection with such registration; and each such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Shareholder, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall any indemnity under this Section 11(b) exceed the gross proceeds from the offering received by such Shareholder.

(c)       Promptly after receipt by an Indemnified Party or Indemnified Person, as applicable (the applicable Indemnified Party or Indemnified Person, an “Indemnified Beneficiary”) under this Section 11(c) of written notice of the commencement of any action (including any governmental action), such Indemnified Beneficiary will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11(c), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of the action with respect to such claim with counsel mutually and reasonably satisfactory to the parties; provided, however, that an Indemnified Beneficiary (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, reasonably acceptable to the indemnifying party, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such Indemnified Beneficiary by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Beneficiary and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, only if such failure materially prejudices the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the extent of such material prejudice to the Indemnified Beneficiary under this Section 11, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to any Indemnified Beneficiary otherwise than under this Section 11.

(d)       If the indemnification provided for in this Section 11 is unavailable to an Indemnified Beneficiary with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Beneficiary hereunder, shall contribute to the amount paid or payable by such Indemnified Beneficiary as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Beneficiary on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Beneficiary shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Beneficiary and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any Indemnified Beneficiary hereunder has executed such underwriting agreement or otherwise has consented in writing to such provisions in the underwriting agreement.

(f)       The obligations of the Company and the Shareholder under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

SECTION 11. No Inconsistent Agreements. The Company represents, warrants and covenants and agrees that it has not granted, and shall not grant, registration rights with respect to any securities of the Company that would conflict with its obligations under the terms of this Agreement or that would grant any Person the right to include any securities in any demand registration effected pursuant to Section 2 of this Agreement.

SECTION 12. Miscellaneous.

(a)       Amendments and Waivers. Except as otherwise provided in the following sentence, any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Company and the Shareholder.

(b)       Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred by a party in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Person incurring such cost or expense.

(c)       Successors and Assigns. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) ORIX; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by ORIX to any transferee of Registrable Securities provided that such transferee shall only be admitted as a party hereunder upon its, his, or her execution and delivery of a joinder agreement, in form and substance acceptable to ORIX, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents that ORIX determines is necessary to make such Person a party hereto), whereupon such Person will be treated as a holder of Registrable Securities for all purposes of this Agreement, with same rights, benefits and obligations hereunder as the transferring holder with respect to the transferred Registrable Securities.

(d)       No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(e)       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(f)       Venue. EXCLUSIVE VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE MAINTAINED IN THE COURTS LOCATED IN

MARYLAND. EACH PARTY HERETO HEREBY CONSENTS TO PERSONAL JURISDICTION AND SERVICE OF PROCESS IN THE STATE OF MARYLAND FOR MATTERS THAT ARISE OUT OF THIS AGREEMENT.

To the extent permitted by applicable law, each party hereto waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the personal jurisdiction and service of process in the State of New York, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by any court of competent jurisdiction located within the State of New York.

(g)       Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each other party hereto hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each other party hereto hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each other party hereto agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and such other party and may be enforced in any other courts in the jurisdiction of which the Company and such other party are or may be subject, by suit upon such judgment.

(h)       Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 11, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

(i)       Limitation on Damages. No punitive or consequential damages may be awarded in any action, suit or proceeding arising under or as a result of this Agreement.

(j)       Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

(k)       Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery or any courier guaranteeing overnight delivery (such as FedEx), addressed to the applicable party at the address set forth below and as set forth on Schedules I, II and III, or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

(a)           if to the Company:

Hunt Companies Finance Trust, Inc.

230 Park Avenue, 19th Floor

New York, New York 10169

Attention: James Flynn

Telephone: (212) 521-6339

Email: james.flynn@huntcompanie.com

With a copy to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Paul D. Tvetenstrand, Esq.

Fax: (212) 768-6800

Email: paul.tvetenstrand@dentons.com

(b)           if to Investor:

OREC Investment Holdings, LLC

c/o ORIX Corporation USA

1717 Main Street, Suite 1000

Dallas, Texas 75201

Attention: Ryan Farha

Telephone: 212-237-2000

Email: ryan.farha@orix.com

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Michael Davis

Fax: (212) 450-5184

Email: michael.davis@davispolk.com

(l)       Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(m)       Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and all other prior agreements and understandings with respect to the subject matter of this Agreement, whether oral or written, and there are no other representations, warrantees, covenants or other agreements except as stated or referred to herein or therein.

(n)       Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the parties executing the counterparts had all executed one instrument. This Agreement may be executed and delivered by facsimile, and any such facsimile shall be treated for all purposes of this Agreement as an original.

(o)       No Partnership Intended. The parties hereto do not intend to be partners to one another or partners to any third party solely as a result of the operation of this Agreement.

(p)       Term. This Agreement shall terminate with respect to any Shareholder (i) for those Shareholders that beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) less than one percent (1%) of the Company’s outstanding Common Stock, if all of the Registrable Securities then owned by such Shareholder could be sold in any ninety (90)-day period pursuant to Rule 144 under the Securities Act or (ii) as to any Shareholder, if all of the Registrable Securities held by the Shareholder have been sold in a registration pursuant to the Securities Act or pursuant to an exemption therefrom. Notwithstanding the foregoing, the provisions of Sections 1, 6, 8, 10 and 12 shall survive any such termination. Upon the written request of the Company, each Shareholder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Shareholder.

(q)       General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)       the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(ii)       accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with GAAP;

(iii)       references herein to “Sections”, “clauses”, “paragraphs” and other subdivisions with reference to a document are to designated Sections, clauses, paragraphs and other subdivisions of this Agreement;

(iv)       a reference to a clause or paragraph without further reference to a Section is a reference to such clause or paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(v)       the words “herein”, “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)       the term “include” or “including” shall mean without limitation by reason or enumeration; and

(vii)       the term “or” is used in the inclusive sense of “and/or.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above..

HUNT COMPANIES FINANCE TRUST, INC.

By:	/s/ James P. Flynn
Name: James P. Flynn
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

OREC INVESTMENT HOLDINGS, LLC

By:	/s/ Robert T. Kirkwood
Name: Robert T. Kirkwood
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]